INVESTMENT COMPANY BOND


GREAT AMERICAN INSURANCE COMPANY

(A Stock Insurance Company, Herein Called the Underwriter)


DECLARATIONS
Bond No.  524-50-16 - 09
Item 1.	Name of Insured (herein called Insured):   Stock
Dividend Fund, Inc.
	Principal Address:
8150 N. Central Expressway, #M1120

Dallas, TX 75206
Item 2.	Bond Period from 12:01 a.m. 12/26/2011 to 12:01 a.m.
 12/26/2012 the effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of said dates.
Item 3.	Limit of Liability - Subject to Sections 9, 10 and 12
hereof,

	Amount applicable to

Limit of Liability    Deductible
	Insuring Agreement (A)-FIDELITY	$300,000	$0
	Insuring Agreement (B)-ON PREMISES	$300,000
$5,000
	Insuring Agreement (C)-IN TRANSIT	$300,000
$5,000
	Insuring Agreement (D)-FORGERY OR ALTERATION	$300,000
	$5,000
	Insuring Agreement (E)-SECURITIES	$300,000
$5,000
	Insuring Agreement (F)-COUNTERFEIT CURRENCY	$300,000
	$5,000
	Insuring Agreement (G)-STOP PAYMENT	$100,000
$5,000
	Insuring Agreement (H)-UNCOLLECTIBLE ITEMS OF DEPOSIT
$100,000	$5,000
	Insuring Agreement (I)-AUDIT EXPENSE	$100,000
$5,000
	Insuring Agreement (J)-TELEFACSIMILE TRANSMISSIONS
$300,000	$5,000
	$5,000

	Optional Insuring Agreements and Coverages

	Insuring Agreement (L)-COMPUTER SYSTEMS	$300,000 $5,000
	Insuring Agreement (M)-AUTOMATED PHONE SYSTEMS	Not Covered
N/A

	If 'Not Covered' is inserted above opposite any specified
Insuring Agreement or Coverage, such 	Insuring Agreement or
Coverage and any other reference thereto in this bond shall be
deemed to be 	deleted therefrom.
Item 4.	Offices or Premises Covered-Offices acquired or established
subsequent to the effective date of this 	bond are covered
according to the terms of General Agreement A.  All the Insured's
 offices or premises 	in existence at the time this bond becomes
 effective are covered under this bond except the offices or premises located as follows: N/A

Item 5.	The liability of the Underwriter is subject to the terms
 of the following riders attached hereto:  Riders
	No.  1 & 2
Item 6.	The Insured by the acceptance of this bond gives to the
 Underwriter terminating or cancelling prior bond(s) or policy(ies) No.(s) FS 524-50-16 - 08 such termination or cancellation to be effective as of the time this bond becomes effective.




INVESTMENT COMPANY BOND

	The Underwriter, in consideration of an agreed premium, and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured, in accordance with Insuring
Agreements hereof to which an amount of insurance is applicable as set forth in Item 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond period, to indemnify and hold harmless the Insured for:


INSURING AGREEMENTS


(A)	FIDELITY

		Loss resulting from any dishonest or fraudulent
 act(s),
 including Larceny or Embezzlement committed by an Employee, committed
 anywhere and whether committed alone or in collusion with others, including loss of Property resulting from such acts of an Employee, which Property is held by the Insured for any purpose or in any capacity and whether so held gratuitously or not and whether or not the Insured is liable therefor.
		Dishonest or fraudulent act(s) as used in this Insuring Agreement shall mean only dishonest or fraudulent act(s) committed by such Employee with the manifest intent:
		(a)	to cause the Insured to sustain such
loss; and
		(b)	to obtain financial benefit for the
Employee, or
 for 				any other person or organization
 intended
 by the 				Employee to receive such
 benefit,
 other than salaries, 			commissions, fees, bonuses,
promotions, awards, 				profit sharing,
pensions or other employee benefits
earned in the normal course of employment.


(B)  ON PREMISES

		Loss of Property (occurring with or without negligence or violence) through robbery, burglary, Larceny, theft, holdup, or other fraudulent means, misplacement, mysterious unexplainable disappearance, damage thereto or destruction thereof, abstraction or removal from the possession, custody or control of the Insured, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is (or is supposed or believed by the Insured to be) lodged or deposited within any offices or premises located anywhere, except in an office listed in Item 4 of the Declarations or amendment thereof or in the mail or with a carrier for hire other than an armored motor vehicle company, for the purpose of transportation.

Offices and Equipment

		(1)	Loss of or damage to furnishings, fixtures,
stationary, 			supplies or equipment, within any of
 the Insured's 				offices covered under this
bond caused by Larceny or 			theft in, or by
burglary, robbery or hold-up of such
office, or attempt thereat, or by vandalism or
	malicious mischief; or
(2) loss through damage to any such office by Larceny or theft in, or by burglary, robbery or hold-up of such office or attempt thereat.


(C)  IN TRANSIT

		Loss of Property (occurring with or without negligence or violence) through robbery, Larceny, theft, hold-up, misplacement, mysterious unexplainable disappearance, being lost or otherwise made away with, damage thereto or destruction thereof , and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is in transit anywhere in the custody of any person or persons acting as messenger, except while in the mail or with a carrier for hire, other than an armored motor vehicle company, for the purpose of transportation, such transit to begin immediately upon receipt of such Property by the transporting person or persons, and to end immediately upon delivery thereof at destination.

(D)		FORGERY OR ALTERATION

	Loss through FORGERY or ALTERATION of, on or in any bills of exchange, checks, drafts, acceptances, certificates of deposit, promissory notes, or other written promises, orders or directions to pay sums certain in money due bills, money orders, warrants, orders upon public treasuries, letters of credit, written instructions, advices or applications directed to the Insured, authorizing or acknowledging the transfer, payment, delivery or receipt of funds or Property, which instructions or advice
s or applications purport to have been signed or endorsed by any customer of the Insured, shareholder or subscriber to shares, whether certificated or uncertificated, of any Investment
 Company or by any financial or banking institution or stock-broker but which instructions, advices or applications either bear the forged signature or endorsement or have been altered without the knowledge and consent of such customer, shareholder or subscriber to shares, whether certificated or uncertificated, of an Investment Company, financial or banking institution or stockbroker, withdrawal orders or receipts for the withdrawal of funds or Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer, or of another Investment Company for which the Insured acts as agent, excluding, however, any loss covered under Insuring Agreement (F) hereof whether or not coverage for Insuring Agreement
 (F) is provided for in the Declarations of this bond.

	Any check or draft (a) made payable to a fictitious payee and endorsed in the name of such fictitious payee or (b) procured in a transaction with the maker or drawer thereof or with one acting as an agent of such maker or drawer or anyone impersonating another and made or drawn payable to the one so impersonated and endorsed by anyone other than the one impersonated, shall be deemed to be forged as to such endorsement.

	Mechanically reproduced facsimile signatures are treated the same as handwritten signatures.

(E)  SECURITIES

	Loss sustained by the Insured, including loss sustained by reason of a violation of the constitution, by-laws, rules or regulations of any Self Regulatory Organization of which the
 Insured is a member or which would have been imposed upon the Insured by the constitution, by-laws, rules or regulations of any Self Regulatory Organization if the Insured had been a member thereof,

	(1)	through the Insured's having, in good faith
and in the 		course of business, whether for its
 own account or for 		the account of others, in any
representative, 			fiduciary, agency or
any other capacity, either 			gratuitously
or otherwise, purchased or otherwise 			acquired,
accepted or received, or sold or delivered,
or given any value, extended any credit or assumed
	any liability, on the faith of, or otherwise acted upon
, 		any securities, documents or other written
		instruments which prove to have been


		(a)	counterfeited, or

		(b)	forged as to the signature of any maker, drawer,
			issuer, endorser, assignor, lessee, transfer agent or registrar, acceptor, surety or guarantor or as to the signature of any person signing in any other capacity, or
		(c)	raised or otherwise altered, or lost, or stolen,
 or

	(2)	through the Insured's having, in good faith and in the
	course of business, guaranteed in writing or
witnessed any signatures whether for valuable
consideration or not and whether or not such
guaranteeing or witnessing is ultra vires the Insured,
upon any transfers, assignments, bills of sale, powers
of attorney, guarantees, endorsements or other
obligations upon or in connection with any securities,
documents or other written instruments and which
pass or purport to pass title to such securities,
documents or other written instruments;
EXCLUDING, losses caused by FORGERY or 			ALTERATION of,
 on or in those instruments 			covered under Insuring
 Agreement (E) hereof.

	Securities, documents or other written instruments shall be deemed to mean original (including original counterparts) negotiable or non-negotiable agreements which in and of themselves represent an equitable interest, ownership, or debt, including an assignment thereof which instruments are in the ordinary course of business, transferable by delivery of such agreements with any necessary endorsement or assignment'
	The word 'counterfeited' as used in this Insuring Agreement shall be deemed to mean any security, document or other written instrument which is intended to deceive and to be taken for an original.
	Mechanically reproduced facsimile signatures are treated the same as handwritten signatures.

(F)	COUNTERFEIT CURRENCY

	Loss through the receipt by the Insured, in good faith, of any counterfeited money orders or altered paper currencies or coin of the
United States of America or Canada issued or purporting to have been issued by the United States of America or Canada or issued pursuant to a United States of America or Canadian statute for use as currency.

(G)	STOP PAYMENT

	Loss against any and all sums which the Insured shall become obligated to pay by reason of the Liability imposed upon the Insured by law for damages:

		For having either complied with or failed to comply with any written notice of any customer, shareholder or subscriber of the Insured or any Authorized
	Representative of such customer, shareholder or subscriber to stop payment of any check or draft
		made or drawn by such customer, shareholder or subscriber or any Authorized Representative of such customer, shareholder or subscriber, or

		For having refused to pay any check or draft made or drawn by any customer, shareholder or subscriber of the Insured, or any Authorized Representative of
			such customer, shareholder or subscriber.

(H)	UNCOLLECTIBLE ITEMS OF DEPOSIT

	Loss resulting from payments of dividends or fund shares, or withdrawals permitted from any customer's, shareholder's or subscriber's account based upon Uncollectible items of Deposit of a customer, shareholder or subscriber credited by the Insured or the Insured's agent to such customer's, shareholder's or subscriber's Mutual Fund Account: or
	loss resulting from any item of Deposit processed through an Automated Clearing House which is reversed by the customer, shareholder or subscriber and deemed uncollectible by the Insured.
	Loss includes dividends and interest accrued not to exceed 15% of the Uncollectible items which are deposited.
	This Insuring Agreement applies to all Mutual Funds with 'exchange privileges' if all Fund(s) in the exchange program are insured by a Great American Insurance Company of Cincinnati, OH for Uncollectible Items of Deposit. Regardless of the number of transactions between Fund(s) the minimum number of days of deposit within the Fund(s) before withdrawal as declared in the Fund(s) prospectus shall begin from the date a deposit was first credited to any Insured Fund(s).

(I)	  AUDIT EXPENSE

		Expense incurred by the Insured for that part of the costs of audits or examinations required by any governmental regulatory authority to be conducted either by such authority or by an independent accountant by reason of the discovery of loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of any of the Employees. The total liability of the Underwriter for such expense by reason of such acts of any Employee or in which such Employee is concerned or implicated or with respect to any one audit or examination is limited to the amount stated opposite Audit Expense in Item 3 of the Declarations; it being understood, however, that such expense shall be deemed to be a loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of one or more of the Employees and the liability under this paragraph shall be in addition to the Limit of Liability stated in Insuring
 Agreement (A) in Item 3 of the Declarations.

 (J)	  TELEFACSIMILE TRANSMISSIONS

		Loss resulting by reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured, but only if such telefacsimile instructions:

		(i)	bear a valid test key exchanged
between the Insured 			and a customer or
 another financial institution with
	authority to use such test key for Telefacsimile
				instructions in the ordinary
course of business, but
which test key has been wrongfully obtained by a
			person who was not authorized to
initiate, make, 				validate or
authenticate a test key arrangement; and
		(ii)	fraudulently purport to have been sent
 by such 				customer or financial
institution, but which 				telefacsimile
instructions are transmitted without the
knowledge or consent of such customer or financial
	institution by a person other than such customer or
			financial institution and which bear a
forged 				signature.

			'Telefacsimile' means a system of
transmitting 				written documents by
 electronic signals over 				telephone
 lines to equipment maintained by the
Insured within its communication room for the purposes of reproducing a copy of said document. It
	does not mean electronic communication sent by Telex, TWC, or electronic mail, or Automated
		Clearing House.

(K) 	UNAUTHORIZED SIGNATURES

	Loss resulting directly from the Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

	It shall be a condition precedent to the Insured's right to recovery under this Insuring Agreement that the Insured shall have on file signatures of all persons who are authorized signatories on such account.



GENERAL AGREEMENTS


(A)	ADDITIONAL OFFICES OR EMPLOYEES-	CONSOLIDATION
 OR MERGER-NOTICE

	(1)	If the Insured shall, while this bond is
 in force, 			establish any additional
office or offices, such office 		or offices shall
be automatically covered hereunder
from the dates of their establishment, respectively.
		No notice to the Underwriter of an increase
during 			any premium period in the number of
 offices or in 			the number of Employees at
any of the offices 			covered hereunder
need be given and no additional 			premium
need be paid for the remainder of such
premium period.

	(2)	If an Investment Company, named as Insured herein,
 		shall, while this bond is in force, merge or
			consolidate with, or purchase the assets
 of another 			institution, coverage for such
acquisition shall apply 		automatically from the
 date of acquisition.  The 			Insured shall
 notify the Underwriter of such
	acquisition within 60 days of said date, and an
 			additional premium shall be computed
 only if such 		acquisition involves additional
offices or employees.

(B)	WARRANTY

	No statement made by or on behalf of the Insured, whether contained in the application or otherwise, shall be deemed to be a warranty of anything except that it is true to the best of the knowledge and belief of the person making the statement.

(C)	COURT COSTS AND ATTORNEYS' FEES (Applicable
	to all Insuring Agreements or Coverages now or
 hereafter 	forming part of this bond)

	The Underwriter will Indemnify the Insured against court costs and reasonable attorneys' fees incurred and paid by the Insured in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled of any suit or legal proceeding brought against the Insured to enforce the Insured's liability or alleged liability on account of any loss, claim or damage which, if established against the Insured, would constitute a loss sustained by the Insured covered under the terms of this bond provided, however, that with respect to
 Insuring Agreement (A) this indemnity shall apply only in the event that

	(1)	an Employee admits to being guilty of any
 dishonest 		or fraudulent act(s), including
Larceny or 				Embezzlement; or

	(2)	an Employee is adjudicated to be guilty of any
			dishonest or fraudulent act(s),
 including Larceny or 		Embezzlement;
	(3)	in the absence of (1) or (2) above an
arbitration panel 		agrees, after a review
 of an agreed statement of facts, 		that an
Employee would be found guilty of
dishonesty if such Employee were prosecuted.

	The Insured shall promptly give notice to the Underwriter of any such suit or legal proceeding and at the request of the Underwriter shall furnish it with copies of all pleadings and other papers therein. At the
Underwriter's election the Insured shall permit the Underwriter to conduct the defense of such suit or legal proceeding, in the Insured's name, through attorneys of the Underwriter's selection. In such event, the Insured shall give all reasonable information and assistance which the Underwriter shall deem necessary to the proper defense of such suit or legal proceeding.
	If the Insured's liability or alleged liability is greater than the amount recoverable under this bond, or if a Deductible Amount is applicable, the liability of the Underwriter under this General Agreement is limited to that percentage of litigation expense determined by pro ration of the bond limit of liability to the amount claimed, after the application of any deductible. This litigation expense will be in addition to the Limit of Liability for the applicable Insuring Agreement.


(D)	FORMER EMPLOYEE

	Acts of Employee, as defined in this bond, are covered under Insuring Agreement (A) only while the Employee is in the
 Insured's employ. Should loss involving a former Employee of the Insured be discovered subsequent to the termination of employment, coverage would still apply under Insuring Agreemen
t (A) if the direct proximate cause of the loss occurred while the former Employee performed duties within the scope of his/her employment.




THE FOREGOING INSURING AGREEMENTS AND
GENERAL AGREEMENTS ARE SUBJECT TO
THE FOLLOWING CONDITIONS AND
LIMITATIONS:



SECTION 1.	DEFINITIONS

	The following terms, as used in this bond, shall have the respective meanings stated in this Section:

	(a)	'Employee' means:
		(1)	any of the Insured's officers, partners, or
 				employees, and

		(2)	any of the officers or employees of any
				predecessor of the Insured whose principal
 				assets are acquired by the Insured by
					consolidation or merger with,
or purchase of 				assets of capital stock of
such predecessor, and
		(3)	attorneys retained by the Insured to perform
 				legal services for the Insured and the
 employees 			of such attorneys while such attorneys
 or the 				employees of such attorneys are
 performing 				such services for the Insured,
 and
		(4)	guest students pursuing their studies or duties
 in 			any of the Insured's offices, and

		(5)	directors or trustees of the Insured, the
			investment advisor, underwriter (distributor),
				transfer agent, or shareholder accounting
record 			keeper, or administrator authorized by written
			agreement to keep financial and/or other required records, but only while performing acts coming within the scope of the usual duties of an officer or employee or while acting as a member of any committee duly elected or appointed to examine or audit or have custody
of or access to the Property of the Insured, and
		(6)	any individual or individuals assigned to
			perform the usual duties of an employee within
			the premises of the Insured by contract, or by
				any agency furnishing temporary personnel
 on a 			contingent or part-time basis, and

		(7)	each natural person, partnership or corporation
			authorized by written agreement with the Insured to perform services as electronic data processor of checks or other accounting records of the Insured, but excluding any such processor who acts as transfer agent or in any other agency

			capacity in issuing checks, drafts or securities
				for the Insured, unless included under Sub-section (9) hereof, and

		(8)	those persons so designated in section 15,
				Central Handling of Securities, and

		(9)	any officer, partner or Employee of
			a)	an investment advisor,
			b)	an underwriter (distributor),

			c)	a transfer agent or shareholder accounting
				record-keeper, or
			d)	an administrator authorized by written

				agreement to keep financial and/or other
 					required records,
			for an Investment Company, named as Insured
 			while performing acts coming within the scope
 			of the usual duties of an officer or Employee
of 			any Investment Company named as Insured
			herein, or while acting as a member of any
				committee duly elected or appointed
to examine 			or audit or have custody of or access
 to the 				Property of any such Investment
 Company, 				provided that only Employees or
 partners of a 				transfer agent, shareholder
accounting record-				keeper or administrator
 which is an affiliated 				person as
defined in the Investment Company 				Act
 of 1940, of an Investment Company named
as Insured or is an affiliated person of the
	adviser, underwriter or administrator of such Investment Company, and which is not a bank, shall be included within the definition of
			Employee.

			Each employer of temporary personnel or
				processors as set forth in
Sub-Sections (6) and 				(7) of Section 1
 (a) and their partners, officers
and employees shall collectively be deemed to
be one person for all the purposes of this bond,
	excepting, however, the last paragraph of
		Section 13.
		Brokers, or other agents under contract or
			representatives of the same general character
 shall 			not be considered Employees.'
	(b)	'Property' means money (i.e. currency, coin, bank
			notes, Federal Reserve notes), postage and
 revenue 			stamps, U.S. Savings Stamps, bullion,
 precious 			metals of all kinds and in
any form and articles made 		therefrom, jewelry,
watches, necklaces, bracelets, 			gems, precious
 and semi-precious stones, bonds,
securities, evidences of debts, debentures, scrip,
	certificates, interim receipts, warrants, rights, puts,
			calls, straddles, spreads, transfers,
coupons, drafts, 			bills of exchange,
 acceptances, notes, checks, 			withdrawal
orders, money orders, warehouse
receipts, bills of lading, conditional sales contracts,
			abstracts of title, insurance policies,
 deeds, mortgages 		under real estate and/or chattels
and upon interests 			therein, and assignments
of such policies, mortgages 		and instruments, and other
 valuable papers, including 		books of account and other
 records used by the 			Insured in the conduct of
its business, and all other 			instruments similar
 to or in the nature of the 			foregoing includi
ng
 Electronic Representations of 			such Instruments
enumerated above (but excluding 			all data
 processing records) in which the Insured has
an interest or in which the Insured acquired or should
have acquired an interest by reason of a
predecessor's declared financial condition at the time
of the Insured's consolidation or merge with, or
		purchase of the principal assets of, such predecessor or which are held by the Insured for any purpose or in any capacity and whether so held by the Insured
			for any purpose or in any capacity and
whether so 			held gratuitously or not and
whether or not the 			Insured is liable
therefor.
	(c)	'Forgery' means the signing of the name of another
 		with the intent to deceive; it does not include the
 			signing of one's own name with or without
authority, 		in any capacity, or for any purpose.

	(d)	'Larceny and Embezzlement' as it applies to any
			named Insured means those acts as set forth
 in 			Section 37 of the Investment Company Act
 of 1940.
	(e)	'Items of Deposit' means any one or more checks
 			and drafts.


SECTION 2. EXCLUSIONS

THIS BOND DOES NOT COVER:

	(a)	loss effected directly or indirectly by means of
			forgery or alteration of, on or in any
instrument, 			except when covered by Insuring
Agreement (A), 			(D), (E) or (F).
	(b)	loss due to riot or civil commotion outside the
 United 		States of America and Canada; or
loss due to 			military, naval or usurped power, war
or insurrection 		unless such loss occurs in transit in
the circumstances 		recited in Insuring Agreement (D), and
unless, when 		such transit was initiated, there was no
knowledge of 		such riot, civil commotion, military, naval
 or usurped 		power, war or insurrection on the part of any
 person 		acting for the Insured in initiating such transit.
	(c)	loss, in time of peace or war, directly or indirectly
 			caused by or resulting from the effects of
nuclear 			fission or fusion or radioactivity;
 provided, however, 		that this paragraph shall not apply
 to loss resulting 			from industrial uses of
 nuclear energy.

	(d)	loss resulting from any wrongful act or acts of
 any 			person who is a member of the Board of
Directors of 		the Insured or a member of any equivalent
 body by 			whatsoever name known unless such
person is also
		an Employee or an elected official, partial
owner or 		partner of the Insured in some other
capacity, nor, in 		any event, loss resulting from
the act or acts of any 			person while acting in
the capacity of a member of 			such Board or
equivalent body.
	(e)	loss resulting from the complete or partial
				nonpayment of, or default upon,
 any loan or 			transaction in the nature of,
 or amounting to, a loan 			made by or
obtained from the Insured or any of its
partners, directors or Employees, whether authorized
		or unauthorized and whether procured in good faith or through trick, artifice, fraud or false pretenses
, 			unless such loss is covered under Insuring
 Agreement 		(A), (E) or (F).
	(f)	loss resulting from any violation by the Insured or
 by 		any Employee
		(1)	of law regulating (a) the issuance,
purchase or 				sale of securities,
 (b) securities transactions
upon Security Exchanges or over the counter
		market, (c) Investment Companies, or (d)
				Investment Advisors, or

		(2)	of any rule or regulation made pursuant to any
			such law.
		unless such loss, in the absence of such laws, rules or
 		regulations, would be covered under Insuring
	Agreements (A) or (E).
	(g)	loss of Property or loss of privileges through the
			misplacement or loss of Property as set forth in Insuring Agreement (C) or (D) while the Property
 is 		in the custody of any armored motor vehicle
	company, unless such loss shall be in excess of the
	amount recovered or received by the Insured under
	(a) the Insured's contract with said armored motor
	vehicle company, (b) insurance carried by said
armored motor vehicle company for the benefit of
users of its service, and (c) all other insurance and
			indemnity in force in whatsoever
 form carried by or 		for the benefit of users
 of said armored motor vehicle 		company's service,
 and then this bond shall cover
only such excess.
	(h)	potential income, including but not limited to interest
		and dividends, not realized by the Insured because of a loss covered under this bond, except as included
 			under Insuring Agreement (I).

	(i)	all damages of any type for which the
 Insured is 			legally liable, except
direct compensatory damages 			arising
 from a loss covered under this bond.
	(j)	loss through the surrender of Property
away from an 		office of the Insured as a
result of a threat
		(1)	to do bodily harm to any person,
 except loss of 			Property in
transit in the custody of any person
acting as messenger provided that when such
		transit was initiated there was no knowledge
 by 			the Insured of any such threat, or

		(2)	to do damage to the premises or Property
 of the 			Insured, except when
covered under Insuring
Agreement (A).
	(k)	all costs, fees and other expenses incurred
 by the 			Insured in establishing the
 existence of or amount of 		loss covered under
 this bond unless such indemnity is 		provided for
 under Insuring Agreement (I).

	(l)	loss resulting from payments made or withdrawals
 			from the account of a customer of the
Insured, 			shareholder or subscriber to
shares involving funds 			erroneously credited
 to such account, unless such 			payments are
made to or withdrawn by such
depositor or representative of such person, who is
			within the premises of the
drawee bank of the Insured 		or within the
office of the Insured at the time of such
payment or withdrawal or unless such payment is
		covered under Insuring Agreement (A).
	(m)	any loss resulting from Uncollectible
 Items
of 			Deposit which are drawn from a
 financial institution 		outside the fifty states
 of the United States of 			America,
District of Columbia, and territories and
	possessions of the United States of America, and
			Canada.




SECTION 3. ASSIGNMENT OF RIGHTS

	This bond does not afford coverage in favor of any Employers of temporary personnel or of processors as set forth in sub-sections (6) and (7) of Section 1(a) of this bond, as aforesaid, and upon payment to the insured by the Underwriter on account of any loss through dishonest or fraudulent act(s) including
Larceny or Embezzlement committed by any of the partners,
 officers or employees of such Employers, whether acting alone or in collusion with others, an assignment of such of the Insured's rights and causes of action as it may have against such Employers by reason of such acts so committed shall, to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights herein provided for.


SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
				     PROCEEDINGS

	This bond is for the use and benefit only of the Insured named in the Declarations and the Underwriter shall not be liable hereunder for loss sustained by anyone other than the Insured unless the Insured, in its sole discretion and at its option, shall include such loss in the Insured's proof of loss. At the earliest practicable moment after discovery of any loss hereunder the Insured shall give the Underwriter written notice thereof and shall also within six months after such discovery furnish to the Underwriter affirmative proof of loss with full particulars. If claim is made under this bond for loss of securities or shares, the Underwriter shall not be liable unless each of such securities or shares is identified in such proof of loss by a certificate or bond number or, where such securities or shares are uncertificated, by such identification means as agreed to by the Underwriter. The Underwriter shall have thirty days after notice and proof of loss within which to investigate the claim, and this shall apply notwithstanding the loss is made up wholly or in part of securities of which duplicates may be obtained. Legal proceedings for recovery of any loss hereunder shall not be brought prior to the expiration of sixty days after such proof of loss is filed with the Underwriter nor after the expiration of twenty-four months from the discovery of such loss,
 except that any action or proceeding to recover hereunder on account of any judgment against the Insured in any suit mentioned in General Agreement C or to recover attorneys' fees paid in any such suit, shall be begun within twenty-four months from the date upon which the judgment in such suit shall become final. If any limitation embodied in this bond is prohibited by any law controlling the construction hereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.
	Discovery occurs when the Insured

	(a)	becomes aware of facts, or

	(b)	receives written notice of
an actual or potential claim 		by a
 third party which alleges that the Insured is
 			liable under circumstance

which would cause a reasonable person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known.


SECTION 5.  VALUATION OF PROPERTY

	The value of any Property, except books
 of accounts or other records used by the Insured in the conduct of its business, for the loss of which a claim shall be made hereunder, shall be determined by the average market value of such Property on the business day next preceding the discovery of such loss; provided, however, that the value of any Property replaced by the Insured prior to the payment of claim therefor shall be the actual market value at the time of replacement;
and further provided that in case of a loss or misplacement of interim certificates, warrants, rights, or other securities, the production which is necessary to the exercise of subscription, conversion, redemption or deposit privileges, the value thereof shall be the market value of such privileges immediately preceding the expiration thereof if said loss or misplacement is not discovered until after their expiration. If no market price is quoted for such Property or for such privileges, the value shall be fixed by agreement between the parties or by arbitration.
	In case of any loss or damage to Property consisting of books of accounts or other records used by the Insured in the conduct of its business, the Underwriter shall be liable under this bond only if such books or records are actually reproduced and then for not more than the cost of blank books, blank pages or other materials plus the cost of labor for the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such books and other records.


SECTION 6.  VALUATION OF PREMISES AND
 	FURNISHINGS

	In case of damage to any office of the Insured, or loss of or damage to the furnishings, fixtures, stationary, supplies, equipment, safes or vaults therein, the Underwriter shall not be liable for more than the actual cash value thereof, or for more than the actual cost of their replacement or repair.
 The
Underwriter may, at its election, pay such actual cash value or make such replacement or repair. If the Underwriter and the Insured cannot agree upon such cash value or such cost or replacement or repair, such shall be determined by arbitration.


SECTION 7.  LOST SECURITIES

	If the Insured shall sustain a loss of securities the total value of which is in excess of the limit stated in Item 3 of the Declarations of this bond, the liability of the Underwriter shall be limited to payment for, or duplication of, securities having value equal to the limit stated in Item 3 of the Declarations of this bond.

	If the Underwriter shall make payment to the Insured for any loss of securities, the Insured shall thereupon assign to the Underwriter all of the Insured's rights, title and interests in and to said securities.
	With respect to securities the value of which do not exceed the Deductible Amount (at the time of the discovery of the loss) and for which the Underwriter may at its sole discretion and option and at the request of the Insured issue a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured will pay the usual premium charged therefor and will indemnify the Underwriter against all loss or expense that the Underwriter may sustain because of the issuance of such Lost Instrument Bond or Bonds.

	With respect to securities the value of which exceeds the Deductible Amount (at the time of discovery of the loss) and for which the Underwriter may issue or arrange for the issuance of a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured agrees that it will pay as premium therefor a proportion of the usual premium charged therefor, said proportion being equal to the percentage that the Deductible Amount bears to the value of the securities upon discovery of the loss, and that it will indemnify the issuer of said Lost Instrument Bond or Bonds against all loss and expense that is not recoverable from the Underwriter under the terms and conditions of
 this INVESTMENT COMPANY BOND subject to the Limit of Liability hereunder.


SECTION 8. SALVAGE

	In case of recovery, whether made by the Insured or by the Underwriter, on account of any loss in excess of the Limit of Liability hereunder plus the Deductible Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the net amount of such recovery, less the actual costs and expenses of making same, shall be applied to reimburse the Insured in full for the excess portion of such loss, and the remainder, if any, shall be paid first in reimbursement of the Underwriter and thereafter in reimbursement of the Insured for that part of such loss within the Deductible Amount. The Insured shall execute all necessary papers to secure to the Underwriter the rights provided for herein.

SECTION 9.  NON-REDUCTION AND NON-ACCUMULATION
OF LIABILITY AND
TOTAL LIABILITY

	At all times prior to termination hereof this bond shall continue in force for the limit stated in the applicable sections of Item 3 of the
 Declarations of this bond notwithstanding any previous loss for which the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however,
 that regardless of the number of years this
bond shall continue in force and the number of
premiums which shall be payable or paid, the
liability of the Underwriter under this bond with
respect to all loss resulting form
	(a)	any one act of burglary, robbery
or hold-up, or 			attempt thereat,
in which no Partner or Employee is
concerned or implicated shall be deemed to be one
			loss, or
	(b)	any one unintentional or negligent
act on the part of 		any one person
 resulting in damage to or destruction
or misplacement of Property, shall be deemed to
be 		one loss, or
	(c)	all wrongful acts, other than
 those specified in (a) 			above,
 of any one person shall be deemed to be one
		loss, or
	(d)	all wrongful acts, other than
those specified in (a) 			above,
of one or more persons (which dishonest
		act(s) or act(s) of Larceny or
Embezzlement include, 		but are not limited to,
the failure of an Employee to 		report such acts
 of others) whose dishonest act or acts
intentionally or unintentionally, knowingly or
	unknowingly, directly or indirectly, aid or
 aids in any 		way, or permits the continuation of,
 the dishonest act 		or acts of any other
 person or persons shall be
deemed to be one loss with the act or acts of the
		persons aided, or
	(e)	any one casualty or event other than those
specified 		in (a), (b), (c) or (d) preceding,
shall be deemed to be 		one loss, and

shall be limited to the applicable Limit of Liability stated
 in Item 3 of the Declarations of this bond irrespective of the total amount of such loss or losses and shall not be cumulative in amounts from year to year or from period to period.
	Sub-section (c) is not applicable to any situation to which the language of sub-section (d) applies.


SECTION 10. LIMIT OF LIABILITY

	With respect to any loss set forth in
 the PROVIDED clause of Section 9 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or cancelled or allowed to expire and in which the period for discovery has not expired at the time any such loss thereunder is discovered, the total liability of the Underwriter under this bond and under other bonds or policies shall not exceed, in the aggregate, the amount carried hereunder on such loss or the amount available to the Insured under such other bonds, or policies, as limited by the terms and conditions thereof, for any such loss if the latter amount be the larger.


SECTION 11.  OTHER INSURANCE

	If the Insured shall hold, as indemnity against any loss covered hereunder, any valid and enforceable insurance or suretyship, the Underwriter shall be liable hereunder only for such amount of such loss which is in excess of the amount of such other insurance or suretyship, not exceeding, however, the Limit of Liability of this bond applicable to such loss.


SECTION 12.  DEDUCTIBLE

	The Underwriter shall not be liable under any of the Insuring Agreements of this bond on account of loss as specified, respectively, in sub-sections
(a), (b), (c), (d) and (e) of Section 9, NON-REDUCTION
 AND NONACCUMULATION OF LIABILITY AND TOTAL LIABILITY, unless the amount of such loss, after deducting the net amount of all reimbursement and/or recovery obtained or made by the insured, other than from any bond or policy of insurance issued by an insurance company and covering such loss, or by the Underwriter on account thereof prior to payment by the Underwrite

r of such loss, shall exceed the Deductible Amount set
 forth in Item 3 of the Declarations hereof (herein called Deductible Amount) and then for such excess only, but in no event for more than the applicable
 Limit of Liability stated in Item 3 of the Declarations.
	The Insured will bear, in addition to the Deductible Amount, premiums on Lost Instrument Bonds as set forth in Section 7.
	There shall be no deductible applicable to any loss under Insuring Agreement A sustained by any
 Investment Company named as Insured herein.


SECTION 13.  TERMINATION

	The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and Exchange Commission, Washington, D.C.
 The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission, Washington, D.C. prior to 90 days before the effective date of the termination. The
Underwriter shall notify all other Investment Companies named as Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies. Premiums are earned until the termination date as set forth herein.

	This Bond will terminate as to any one Insured, (other than a registered management investment company),

 immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for the benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by disposition of all of its assets.
	This Bond will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the Securities and Exchange Commission, Washington, D.C.

	The Underwriter shall refund the unearned premium computed as short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata if terminated for any other reason.

	This Bond shall terminate

	(a)	as to any Employee as soon as any partner,
 officer or 		supervisory Employee of the Insured,
 who is not in 			collusion with such Employee,
shall learn of any 			dishonest or fraudulent
act(s), including Larceny or 		Embezzlement on the part
of such Employee without 		prejudice to the loss of
any Property then in transit in 		the custody of
such Employee and upon the 			expiration of
 ninety (90) days after written notice has 		been given
 to the Securities and Exchange
Commission, Washington, D.C. (See Section 16[d])
and to the Insured Investment Company, or
	(b)	as to any Employee 90 days after receipt by each

 			Insured and by the Securities and Exchange
 			Commission of a written notice from the
Underwriter 		of its desire to terminate this bond as
to such 			Employee, or
	(c)	as to any person, who is a partner, officer or

		employee of any Electronic Data Processor covered under this bond, from and after the time that the
			Insured or any partner or officer thereof
not in 			collusion with such person shall have
knowledge of 		information that such person has committed
 any 			dishonest or fraudulent act(s), including
Larceny or 		Embezzlement in the service of the Insured
or 			otherwise, whether such act be committed
 before or 		after the time this bond is effective.



SECTION 14.  RIGHTS AFTER TERMINATION OR CANCELLATION


	At any time prior to the termination or cancellation
of this bond as an entirety, whether by the Insured or the
 Underwriter, the Insured may give to the Underwriter
notice that if desires under this bond an additional
period of 12 months within which to discover loss sustained
 by the Insured prior to the effective date of such termination or cancellation and shall pay an additional premium therefor.
	Upon receipt of such notice from the Insured, the Underwriter shall give its written consent thereto: provided, however, that such additional period of time shall terminate immediately;
	(a)	on the effective date of any other insurance
obtained 		by the Insured, its successor in business
 or any other 		party, replacing in whole or in part the
insurance 			afforded by this bond, whether or
not such other 			insurance provides coverage for loss
 sustained prior 		to its effective date, or
	(b)	upon takeover of the Insured's business by any State
 		or Federal official or agency, or by any receiver
or 			liquidator, acting or appointed for
this purpose
without the necessity of the Underwriter giving notice of
 such termination.  In the event that such 	additional
period of time is terminated, as provided above, the Underwriter shall refund any unearned premium.
	The right to purchase such additional period for the discovery of loss may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insured's business for the operation or for the liquidation thereof or for any other purpose.


SECTION 15.  CENTRAL HANDLING OF SECURITIES

	Securities included in the systems for the central handling of securities established and maintained by
Depository Trust Company, Midwest Depository Trust Company, Pacific Securities Depository Trust Company, and Philadelphia
 Depository Trust Company, hereinafter called Corporations, to the extent of the Insured's interest therein as effective by the making of appropriate entries on the books and records of such Corporations shall be deemed to be Property.

	The words 'Employee' and 'Employees' shall be deemed to include the officers, partners, clerks and other employees of the New York Stock Exchange, Boston Stock Exchange, Midwest
 Stock Exchange, Pacific Stock Exchange and
Philadelphia Stock Exchange, hereinafter called Exchanges, and of the above named Corporations, and of any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and any employee of any recognized service company, while such officers, partners, clerks and other employee s and employees of service companies perform services for such
 Corporations in the operation of such systems. For the purpose of the above definition a recognized service company shall be any company providing clerks or other personnel to said Exchanges or Corporation on a contract basis.
	The Underwriter shall not be liable on account of any loss(es) in connection with the central handling of securities within the systems established and maintained by such Corporations, unless such loss(es) shall be in excess of the amount(s)
recoverable or recovered under any bond or policy if insurance indemnifying such Corporations, against such loss(es), and then the Underwriter shall be liable hereunder only for the Insured's share of such excess loss(es), but in no event for more than the Limit of Liability applicable hereunder.
	For the purpose of determining the Insured's share of excess loss(es) it shall be deemed that the
 Insured has an interest in any certificate representing any security included within such systems equivalent to the interest the Insured then has in all certificates representing the same security included within such system s and that such Corporation shall use their best judgment in apportioning the amount(s) recoverable or recovered under any bond or policy of insurance indemnifying such Corporations against such loss(es) in connection with the central handling of securities within such systems among all those having an interest as recorded by appropriate entries in the books and records of such Corporations in Property involved in such loss(es) on the basis that each such interest shall share in the amount(s) so recoverable or recovered in the
 ratio that the value of each such interest bears to the total value of all such interests and that the Insured's share of such excess loss(es) shall be the amount of the Insured's interest in such Property in excess of the amount(s) so apportioned to the Insured by such Corporations.

	This bond does not afford coverage in favor of such Corporations or Exchanges or any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and upon payment to the Insured by the Underwriter on account of any loss(Es) within the systems, an assignment of such of the Insured's rights and causes of action as it may have against such Corporations or Exchanges shall to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights provided for herein.


SECTION 16.  ADDITIONAL COMPANIES INCLUDED AS INSURED

	If more than one corporation, co-partnership
or person or any combination of them be included as
the Insured herein:
	(a)	the total liability of the Underwriter
 hereunder for 			loss or losses sustained
 by any one or more or all of 		them shall not
 exceed the limit for which the

Underwriter would be liable hereunder if all such loss
	were sustained by any one of them.
	(b)	the one first named herein shall be deemed
 			authorized to make, adjust and receive
 and enforce 			payment of all claims hereunde
r and shall be deemed 		to be the agent of the others
for such purposes and 			for the giving or
receiving of any notice required or 		permitted
to be given by the terms hereof, provided that the Underwriter shall furnish each named
	Investment Company with a copy of the bond and with any amendment thereto, together with

 a copy of 		each formal filing of the settlement
 of each such 			claim prior to the execution
 of such settlement,

	(c)	the Underwriter shall not be responsible
for the 			proper application of any
 payment made hereunder to 		said first named
 Insured,

(d)	knowledge possessed or discovery made by any
 			partner, officer or supervisory
 Employee of any 			Insured shall
 for the purpose of Section 4 and Section
13 of this bond constitute knowledge or discovery by
		all the Insured, and
	(e)	if the first named Insured ceases for
any reason to be 		covered under this bond,
 then the Insured next named 		shall thereafter
be considered as the first named
Insured for the purposes of this bond.


SECTION 17.  NOTICE AND CHANGE OF CONTROL

	Upon the Insured's obtaining knowledge of a transfer of its outstanding voting securities which results in a change in control (as set forth in Section 2(a) (9) of the Investment Company Act of 1940) of the Insured, the
 Insured shall within thirty (30) days of such knowledge give written notice to the Underwriter setting forth:

	(a)	the names of the transferors and
transferees (or the 			names of the
beneficial owners if the voting
securities are requested in another name), and
	(b)	the total number of voting securities

owned by the 			transferors and the
transferees (or the beneficial 			owners),
 both immediately before and after the
transfer, and
	(c)	the total number of outstanding voting securities.

	As used in this section, control means the power to exercise a controlling influence over the management or policies of the Insured.
	Failure to give the required notice shall result in termination of coverage of this bond, effective upon the date of stock transfer for any loss in which any transferee is concerned or implicated.
	Such notice is not required to be given in the case of an Insured which is an Investment Company.


SECTION 18.  CHANGE OR MODIFICATION

	This bond or any instrument amending or effecting same may not be changed or modified orally. No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriter's Authorized Representative.
  When a bond covers only one Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities a nd Exchange Commission, Washington, D. C. by the Insured or by the Underwriter. If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the
 Securities and Exchange Commission, Washington, D.C.
not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company.

IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page.

RIDER NO. 1

INSURING AGREEMENT L

To be attached to and form part of Investment Company Bond

Bond No. 	524-50-16 - 09

in favor of 	Stock Dividend Fund, Inc.

It is agreed that:

1.	The attached bond is amended by adding an additional
Insuring Agreement as follows:

COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)	entry of data into, or
(2)	change of data elements or programs within

a Computer System; provided that fraudulent entry or change causes

	(a)	Property to be transferred paid or delivered,
	(b)	an account of the Insured, or of its
customer, to be added, deleted, debited or credited,
or
	(c)	an unauthorized account or a fictitious
 account to be debited or credited;

(3)	voice instruction or advices having been
transmitted to the Insured or its agent(s) by telephone;

and provided further, the fraudulent entry or change is made or caused by an individual acting with the manifest intent to:

	(i)	cause the Insured or its agent(s) to sustain
 a loss, and
	(ii)	obtain financial benefit for that individual
 or for other persons intended by that
	individual to receive a financial benefit,
	(iii)	and further provided such voice instructions
 or advices:

	(a)	were made by a person who purported to
 represent an individual authorized to make such voice
instructions or advices; and
	(b)	were electronically recorded by the Insured
or its agent(s).

(4) It shall be a condition to recovery under the Computer
 Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over the telephone.
The Insured or its agent(s) warrant that they shall make
 their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this
 Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured.

SCHEDULE OF SYSTEMS

Any System Utilized by the Insured

2.	As used in this Rider, Computer System  means:

	(a)  computers with related peripheral
 components, including storage components, wherever
 		located,
	(b)	systems and applications software,

	(c)	terminal devices,

	(d)	related communication networks or
customer communication systems, and
	(e)	related Electronic Funds Transfer
 Systems,

	by which data are electronically collected, transmitted, processed, stored, and retrieved.

3.	In addition to the exclusion in the attached
 bond, the following exclusions are applicable to this Insuring Agreement:

(a) loss resulting directly or indirectly from the theft of confidential information, material or data:
  and
(b) loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service' write or implement programs for the Insured's Computer System.

4.	The following portions of the attached bond
are not applicable to this Rider:

(a) the initial paragraph of the bond preceding
the Insuring Agreements which reads '...at
any time but discovered during the Bond Period
(b) Section 9-NON-REDUCTION AND NON-ACCUMULATION
OF LIABILITY AND 	TOTAL LIABILITY
(c) Section 10-LIMIT OF LIABILITY

5.	The coverage afforded by this rider applies
 only to loss discovered by the Insured during the period this Rider is in force.

6.	All loss or series of losses involving the
 fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7.	The Limit of Liability for the coverage provided
by this Rider shall be $300,000.

8.	The Underwriter shall be liable hereunder for
 the amount by which one loss shall be in excess of $5,000 (herein called the Deductible Amount) but not in excess of the Limit of Liability stated above.

9.    If any loss is covered under this Insuring
 Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

10.	Coverage under this Rider shall terminate
upon termination or cancellation of the bond to
 which this Rider is attached. Coverage under this rider may also be terminated or cancelled without canceling the bond as an entirety:

	(a)	90 days after receipt by the
Insured of written notice from the Underwriter of
 its desire to 		terminate or cancel coverag
 under this Rider, or
	(b)	immediately upon receipt by the
 Underwriter of a written request from the Insured to
			terminate or cancel coverage
under this Rider.

The Underwriter shall refund to the Insured the unearned
 premium for this coverage under this Rider. The refund shall be computed at short rates if this Rider is terminated or cancelled or reduces by notice from, or at the insistence of the Insured.

11.	Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING
 of the Conditions and Limitations of this bond is amended by adding the following sentence:

'Proof of Loss resulting from Voice Instructions or advices covered under this bond shall include
 Electronic Recording of such Voice Instructions of advices.'

12.	Notwithstanding the foregoing, however,
 coverage afforded by this Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever
Underwriter written.  Any loss which is covered
 under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate Policy.

13.	This rider shall become effective as of 12:01 a.m.
on 12/26/2011 standard time.

RIDER NO. 2


To be attached to and form part of Investment Company Bond,

Bond No.	524-50-16 - 09

In favor of	Stock Dividend Fund, Inc.

It is agreed that:

1. If the Insured shall, while this Bond is in force, establish any new funds other than by consolidation or merger with, purchase or acquisition of assets or liabilities of another institution, such funds shall automatically be covered, hereunder from the date of such establishment without the payment of additional premium for the remainder of the Bond Period.

2. Notice of any newly established funds during the Bond Period are to be made to the Underwriter at the earliest practicable moment and prior to the expiration date of the attached Bond.

3. If the Insured shall, while this Bond is in force, require an increase in the Limit of Liability of Insuring Agreement (A)Fidelity in order to comply with the Securities and Exchange Commission
 Rule 17g-1 of the Investment Company Act of 1940
(17 Code of Federal Regulations 270.17g-1) due to an increase in asset size of the currently named funds or via the addition of newly established funds by the Insured under the Bond , such increase in the Limit of Liability for Insuring Agreement
 (A)Fidelity (as required) shall automatically be increased up to the minimum required and mandated by S.E.C. Rule 17g-1, but shall not exceed an each and every loss Limit of Liability of $2,500,000 hereunder from the date of such increase without the payment of additional premium for the remainder of the Bond Period.

4. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

5. This rider shall become effective as of 12:01 a.m.
 on 12/26/2011 standard time.



 INSURED COPY
524-50-16 - 09
INSURED COPY
524-50-16 - 08